 PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT is made and entered into as of April  ___, 2013 (the “Effective Date”) by and between PROVIDENCE HEALTH CARE, INC. (for those Facilities which it owns) and MID-STATE MEDICAL ENTERPRISES, INC. (for the Facility which it owns) (see Exhibit “A”), Georgia corporations collectively, “Seller”) and the entities identified on the signature page hereto, each a Georgia limited liability company (collectively, “Purchaser”).

WITNESSETH:

WHEREAS, Seller owns certain land, buildings, improvements, furniture, fixtures and equipment comprising the skilled nursing facilities identified on Exhibit “A” attached hereto and incorporated herein by reference (individually, a “Facility” and collectively,  the “Facilities”); and

WHEREAS, the Facilities identified on Exhibit “A” as “Greene Point Health & Rehab”, “Warrenton Health & Rehab” and “Providence of Sparta Health & Rehab” (hereinafter sometimes collectively referred to as the “Leased Faculties”) are leased by Seller, as landlord, to the entities identified on Exhibit “B” attached hereto and incorporated herein, as tenants (hereinafter the tenants of the Leased Facilities are collectively referred to as “Tenants”) pursuant to those certain leases more particularly identified on Exhibit “B” (collectively, the “Leases”); and

WHEREAS, the Facilities identified on Exhibit “B-1” attached hereto and incorporated herein, are also currently leased, but Seller and the operators identified on Exhibit “B-1” have agreed that they will enter into agreements to terminate those Leases at Closing pursuant to a Lease Termination Agreement in substantially the same form as Exhibit “B-2” attached hereto (the “Lease Termination Agreement”); and

WHEREAS, Seller and/or Tenants operate the Facilities and own various equipment, inventories and other assets related to the operation of the Facilities; and

WHEREAS, Seller desires to sell its entire right, title and interest in and to the Facilities to Purchaser, and Purchaser desires to purchase Seller’s entire right, title and interest in and to the Facilities from Seller, subject to the Leases and subject to and upon the terms and conditions hereinafter set forth; and

WHEREAS, at or prior to the Closing, the operators of the Facilities (excluding the Leased Facilities) and Purchaser (or its designee) shall enter into an Operations Transfer Agreement (collectively, the “OTAs”), to further provide for a smooth and orderly transition of the operations of such Facilities (excluding the Leased Facilities) from such operators to Purchaser (or its designee) on the Closing Date (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, Seller and Purchaser, intending to be legally bound, hereby agree as follows:

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ARTICLE 1
DEFINITIONS

1.1

Capitalized Terms.  Capitalized terms used in this Agreement shall have the meanings set forth below or in the section of this Agreement referred to below.  Such terms, as so defined, shall include in the singular, the plural, and in the plural, the singular.

“Agreement”  shall mean this Purchase and Sale Agreement, together with all Schedules and Exhibits attached hereto, as it and they may be amended from time to time as herein provided.

“Business Day”  shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the State of Georgia are authorized by law or executive action to close.

“Closing”  shall mean the closing of the transaction contemplated by this Agreement.

“Closing Date”  shall mean April 30, 2013 subject to extension by Purchaser pursuant to Section 2.2 hereof.

“Contracts”  shall mean all service contracts, equipment leases, booking agreements, warranties and guaranties, and other arrangements or agreements which relate exclusively to the ownership, repair, maintenance, management, leasing or operation of the Facilities.

“Deposit”  shall mean the amount of Three Hundred Sixty Thousand and 00/100s Dollars ($360,000.00), plus any additional amount deposited by Purchaser pursuant to Section 2.2 hereof.

“Effective Date”  shall have the meaning given such term in the opening paragraph to this Agreement.

“Escrow Closing Agent”  shall mean Gregory D. Hughes, as agent for the Title Company.

“Environmental Law”  shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, including the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Sections 466 et seq.), the Safe Drinking Water Act Sections 1401 (14 U.S.C. Section 1450), the Hazardous Materials Transportation Act (79 S.S.C. Sections 1801 et seq.), the Toxic Substances Control Act (15 U.S.C. Sections 2601-2629) and any other federal, state, or local law, regulation, or ordinance.

“FF&E”  shall mean, collectively, all appliances, machinery, devices, fixtures, equipment, furniture, furnishings, partitions, signs or trade fixtures or other tangible personal property owned by Seller and/or Manager and located at the Facilities.

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“Facilities Records”  shall mean ~~all files and records pertaining to the residents and employees of the Facilities which are located at the Facilities on the Closing Date.~~

“HIPAA”  shall mean the Health Insurance Portability and Accountability Act of 1996, as it may be amended from time to time.

“Hazardous Substance”  shall mean any chemical, substance, material, object, condition, or waste harmful to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, infectiousness, or other harmful or potentially harmful properties or effects, including, without limitation, petroleum or petroleum products, and all of those chemicals, substances, materials, objects, conditions, wastes, or combinations of them which are now or become listed, defined or regulated in any manner by any Environmental Law.

“Improvements”  shall mean, collectively, all buildings and other structures and improvements situated on, affixed or appurtenant to the Land on which the Facilities is located.

“Inspection Period”  shall mean the period beginning on the Effective Date and expiring at 5:00 p.m. eastern time on the forty-fifth day of the Effective Date.

“Intangible Property”  shall mean all transferable intangible property owned by the Seller and arising from or used in connection with the ownership, use, operation or maintenance of the Real Property or FF&E related to the Facilities, including, without limitation, any names or other marks used exclusively in connection therewith and only to the extent such Seller’s interest therein is freely assignable or transferable; provided, however, in no event shall the “Intangible Property” include any cash on hand or any accounts related to the Facilities or its operation.

“Inventory”  shall mean, collectively, any consumables, inventories, stocks, supplies and other related items which are used in connection with the use, operation or maintenance of such Facilities or the provision of services to the residents of the Facilities, whether owned by Seller or Manager.

“Land”  shall mean the parcel or parcels of land described on Exhibit “C” attached hereto on which the Facilities are located, together with all appurtenances thereto.

“Manager”  shall mean Rick Fallow (or an entity owned and/or controlled by him) who operates the Pinehill, Bryant and Thomaston Facilities as more particularly described on Exhibits “A” and “B-1.”

“Properties”  shall mean, collectively, Seller’s entire right, title and interest in and to the Real Property, Seller’s entire right, title and interest in and to the FF&E, the Inventory, the Intangible Property, the Contracts, the Resident Agreements and the Resident Trust Funds related to the Facilities.  The term Properties shall specifically exclude Seller ’ s cash balances and accounts receivable and all Contracts which are not being assumed by Purchaser in accordance with Section 8.1(c).

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“Purchase Price”  shall mean Twenty-Five Million 00/100s Dollars ($ 25,000,000.00 ), subject to adjustment as set forth in Section 2.2 hereof.

“Purchaser”  shall have the meaning given such term in the opening paragraph to this Agreement, together with any of its permitted successors and assigns.

“Real Property”  shall mean, collectively, the Land and the Improvements related to the Facilities.

“Resident Agreements”  shall mean, collectively, all resident agreements or other contracts or arrangements for the use or occupancy of any units, beds or other facilities provided, meals served, goods sold or services rendered, in each case, on or at the Facilities.

“Resident Trust Funds”  shall mean, collectively, all resident trust funds held by Seller and/or Manager for the Facilities as of the Closing Date.

“Surviving Obligations”  shall mean all of the obligations and liabilities of Purchaser or Seller which expressly survive the Closing or any termination of this Agreement.

“Tax Code”  shall mean the Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as from time to time amended.

“Title Company”  shall mean Chicago Title Insurance Company or such other reputable national title insurance company as may be selected by Purchaser.

ARTICLE 2
PURCHASE AND SALE; CLOSING

2.1

Purchase and Sale.  In consideration of the payment of the Purchase Price by Purchaser to Seller and for other good and valuable consideration, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of Seller’s right, title and interest in and to the Properties for the Purchase Price, subject to and in accordance with the terms and conditions of this Agreement.

2.2

Closing.  Subject to the provisions of Section 2.5 below, if the closing conditions in Section 4 and Section 5 are satisfied, the purchase and sale of the Properties shall be consummated on the Closing Date by the release of the documents and funds held in escrow by the Escrow Agent.  Purchaser shall have the right to extend the Closing Date to May 31, 2013 upon (i) written notice to Seller and (ii) delivery of Fifty Thousand and 00/100 Dollars ($50,000.00) (the “Extension Deposit”) to Escrow Agent, which Extension Deposit shall be held and disbursed as part of the Deposit in accordance with Section 2.6 hereof. Notwithstanding any provison hereof, if Purchaser has closed on the sale of at least four (4) Facilities on or before May 31, 2013 (assuming Purchaser has extended the Closing Date in accordance with the preceeding sentence), the Closing Date shall be automatically extended to June 28, 2013 for the remaining two (2) Facilities.

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2.3

Purchase Price; Allocation.   The aggregate purchase price to be paid for the Properties shall be the Purchase Price.  The cash portion of the Purchase Price (including the Deposit) shall be deposited into escrow with the Escrow Closing Agent by wire transfer of immediately available funds and released to Seller at the Closing. The C Bonds to be issued in connection with the closings of the Providence Thomaston, Bryant and Pinehill facilities shall be issued to Seller at Closing.  The Purchase Price shall be allocated among the Facilities as set forth in Exhibit “A”.

2.4

Duties of Escrow Closing Agent.

(a)

Holding of Deposit.  The Escrow Agent shall hold the Deposit in a non-interest bearing account and shall pay the Deposit to the party entitled thereto in accordance with the terms of this Agreement.

(b)

IRS Real Estate Sales Reporting.  The Escrow Agent shall act as “the person responsible for closing” the transactions contemplated hereby pursuant to Section 6045(e) of the Tax Code, and the Escrow Agent shall prepare and file all informational returns, including IRS Form 1099-S, and shall otherwise comply with the provisions of said Section 6045(e).

(c)

Escrow Agreement.  Simultaneously with the execution and delivery of this Agreement, Seller, Purchaser and Escrow Agent shall execute and deliver an escrow agreement in the form attached hereto as Exhibit “E”.

2.5

Multiple Closings.  The transaction contemplated by this Agreement is a single purchase and sale transaction with respect to all of the Properties.  Under no circumstances shall Seller have any obligation to sell less than all of the Properties to Purchaser, and under no circumstances shall Purchaser have an obligation to purchase less than all of the Properties from Seller.  Notwithstanding any provision hereof, Seller acknowledges that (i) Purchaser is obtaining separate financing for each Property and (ii) as a result, the Closings with respect to all of the Properties may not occur simultaneously.  Seller agrees that Purchaser may acquire the Properties in multiple Closings provided that the Closing of the purchase and sale of all Properties occurs on or before the Closing Date. Purchaser anticipates that the sale of the Facility  in Sparta, Georiga will close first and Purchaser will use its reasonable best efforts to close the sale of the Pinehill Facility in Byromville second but the parties nevertheless agree that in any event Seller has no obligation to close on the Warrenton, Providence-Thomaston or Bryant Facilities until after the Closing of the Pinehill Facility in Byromville has taken place.

2.6

Application of Deposit.  Sixty Thousand and 00/100s Dollars ($60,000.00) of the Deposit shall be applied to the Closing of each Facility.  Unless otherwise agreed, the Extension Deposit shall be applied to the Closing of the final (i.e. sixth) Facility.

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ARTICLE 3
DILIGENCE

3.1

Inspections and Other Diligence Activities.

(a)

Property Inspections.  During the Inspection Period and thereafter until the Closing, Seller shall permit Purchaser and its representatives to conduct non-invasive physical inspections of the Properties; provided, however, Purchaser shall not be permitted to perform any environmental investigations or invasive testing which are beyond the scope of typical so-called “Phase I” investigation without Seller’s prior written consent, which consent shall not be unreasonably withheld or delayed.    Except for the administrators of the Facilities, Purchaser shall not contact any employees or any residents of the Facilities without Seller’s prior written consent .  All such inspections shall be performed in a manner consistent with this Agreement and so as to minimize any interference or disruptions to the residents or the operations of the Facilities.  Purchaser shall notify Seller at least one (1) Business Day prior to entering the Facilities for the purpose of making any such inspections.  For purposes of the preceding sentence only, notice may be given by e-mail or by telephone to:

(i)

For the Pinehill, Bryant, Thomaston Facilities:

Manager, Rick Fallow, (229) 268-7510

E-mail address:  Rick@prohrg.com

(ii)

For the Greene Point, Warrenton and Sparta Facilities:

Diana Wilks, (478) 365-7103

E-mail address:  dwilks@ethicahealth.org

(b)

Diligence Materials.  From and after the Effective Date until the Closing or the earlier termination of this Agreement, Seller shall deliver to Purchaser for Purchaser’s review true, correct and complete copies of any materials pertaining to the Facilities that are reasonably requested by Purchaser to the extent such materials are within Seller ’ s possession or control.  Except as otherwise expressly set forth herein, Seller makes no representation or warranty, express or implied, with respect to the accuracy or completeness of any materials, reports, data or other information provided by Seller pursuant to or in connection with this Agreement.

(c)

Indemnification.  Purchaser shall indemnify, defend and hold harmless Seller from and against any and all expenses, losses, claims or damages which Seller suffer as a result of any act or omission of Purchaser or its representatives, agents or contractors in connection with any inspection conducted by Purchaser or its representatives, agents or contractors pursuant to this Agreement.  Purchaser’s obligations under this Section 3.1(c) shall survive the Closing or any earlier termination of this Agreement.

3.2

Termination of Agreement.  If the results of the inspections performed by or on behalf of Purchaser pursuant to Section 3.1 shall be unsatisfactory to Purchaser in any respect, Purchaser shall have the right to terminate this Agreement at any time prior to the expiration of the Inspection Period by giving written notice thereof to Seller, in which event the Deposit shall

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be returned to Purchaser and neither party shall have any further rights or obligations hereunder, except the Surviving Obligations.

3.3

Title and Survey.  Within five (5) Business Days following the Effective Date, Seller shall deliver to Purchaser copies of the most recent title policies and surveys of the Real Property that are in Seller’s possession or control (if any).  Purchaser shall have the right to obtain new or updated title commitments and/or surveys for the Real Property and Purchaser shall provide copies of any such updates to Seller within five (5) Business Days after its receipt thereof.  At least five (5) Business Days prior to the expiration of the Inspection Period, Purchaser shall give Seller notice of any title exceptions or other matters set forth on Seller’s title policies or surveys or any updates thereof as to which Purchaser objects in its sole and absolute discretion.  Seller shall have the right, but not the obligation, to remove, satisfy or otherwise cure any such exception or other matter as to which Purchaser so objects, Seller is unable or unwilling to take such actions as may be required to cure such objections, Seller shall give Purchaser notice thereof; it being understood and agreed that the failure of Seller to give such notice within three (3) Business Days after its receipt of Purchaser’s notice of objection shall be deemed an election by Seller not to remedy such matters.  If Seller shall be unable or unwilling to remove any title defects to which Purchaser has so objected, Purchaser shall elect either (a) to terminate this Agreement (in whole but not in part) or (b) to proceed to Closing notwithstanding such title defect without any abatement or reduction in the Purchase Price on account thereof.  Purchaser shall make any such election by written notice to Seller given on or prior to the expiration of the Inspection Period; provided, however, if Seller commences to cure a title defect and then elects not to complete such cure, Purchaser shall have the right to terminate this Agreement by written notice to Seller within three (3) Business Days after Seller notifies Purchaser thereof.  The failure of Purchaser to give such notice shall be deemed an election by Purchaser to proceed to Closing in accordance with clause (b) above.  If Purchaser terminates this Agreement in accordance with this Section 3.3, Escrow Agent shall return the Deposit to Purchaser and neither party shall have any further rights or obligations hereunder, except with respect to the Surviving Obligations.

3.4

Confidentiality, Etc.  Purchaser, nor its members, employees, or agents  shall not disclose or otherwise use any data or other information concerning the Facilities for any purpose other than for evaluating the Facilities in the course of its due diligence as provided herein, and Purchaser shall keep all such data and information strictly confidential.  Notwithstanding the foregoing, Seller acknowledges that Purchaser may disclose (i) such data and information by furnishing copies thereof to third party consultants in the normal course of Purchaser’s due diligence provided that such consultants agree to be abide bound the terms and conditions of this Section 3.4 and/or (ii) the terms of this Agreement as may be required for any regulatory filings.  Purchaser shall indemnify, defend and hold harmless Seller from and against any loss, claim, damage or expense which Seller may incur as a result of any breach by Purchaser or any third party of the terms and conditions of this Section 3.4.  This Section 3.4 shall survive any termination of this Agreement.

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3.5

Return of Materials.  If the Closing does not take place as herein contemplated for any reason, Purchaser shall promptly return all materials delivered to it by Seller pursuant to this Agreement, and Seller shall also deliver to Purchaser copies of any reports, surveys, data or other information obtained by Purchaser in connection with its diligence hereunder without any representation or warranty whatsoever.

ARTICLE 4
CONDITIONS TO PURCHASER’S OBLIGATION TO CLOSE

The obligation of Purchaser to acquire the Properties shall be subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

4.1

Closing Documents.  Seller shall have delivered to Escrow Agent and shall have authorized and directed Escrow Agent to record or release to Purchaser (as applicable) the following:

(a)

Deeds .   Limited warranty deeds with respect to the Real Property in proper statutory form for recording, duly executed and acknowledged by Seller;

(b)

Bill of Sale.   One or more bills of sale, duly executed by Seller and/or Manager with respect to Seller’s right, title and interest in and to the FF&E related to the Facilities;

(c)

Assignments.  One or more assignment and assumption agreement(s), duly executed by Seller, with respect to Seller’s right, title and interest in and to all Intangible Property at the Facilities and the Leases;

(d)

FIRPTA.  A so-called “FIRPTA” affidavit pursuant to Section 1445 of the Tax Code, duly executed by Seller;

(e)

Settlement Statement.  A settlement statement showing the Purchase Price and all adjustment thereto in accordance with the terms and conditions of this Agreement, which settlement statement shall be in a form and substance reasonably satisfactory to Seller and Purchaser, duly executed by Seller ;

(f)

Original Documents.  To the extent the same are in Seller’s possession or control, original, fully executed copies of the Resident Agreements ;

(g)

Title Affidavits.  Such usual and customary affidavits and indemnities as the Title Company may reasonably require, including, without limitation, a so-called owner’s affidavit in such form as will permit the Title Company to issue its title policy without exceptions for parties-in-possession (other than the residents under Resident Agreements) or mechanic’s liens ; and

(h)

Estoppel Certificate.   With respect to the Leased Facilities, Seller and Tenants shall have executed and delivered to Purchaser estoppel certificates in form and substance acceptable to Purchaser and its lenders.

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(i)

Subordination, Non-disturbance and Attornment Agreements.   With respect to the Leased Facilities, Tenants shall have executed and delivered to Purchaser subordination, non-disturbance and attornment agreements in form and substance acceptable to Purchaser and its lenders.

(j)

Other Conveyance Documents.  Such other conveyance documents and instruments as Purchaser, Seller or the Title Company may reasonably require and as are consistent with this Agreement and are customary in like transactions in the State of Georgia, including, without limitation, a GAP indemnity.

(k)

The Lease Termination Agreement, if applicable, pertaining to that Facility.

4.2

Licenses and Permits, Etc.  Purchaser shall have obtained all necessary licenses, certificates, permits and approvals (or assurances reasonably satisfactory to Purchaser that all such necessary licenses, certificates, permits and approvals shall be issued retroactively as of the Closing Date) from all Federal, state and local regulatory agencies required to acquire, own, lease, manage and operate the Facilities in the manner currently operated.

4.3

Representations and Warranties.  All representations and warranties of Seller herein shall be true, correct and complete in all material respects on and as of the Closing Date, and Seller shall certify in writing at the Closing that each of the representations and warranties made by Seller herein are true, correct and complete in all material respects on and as of the Closing Date.

4.4

Seller’s Covenants.  Seller shall have performed in all material respects all covenants and obligations required to be performed by Seller on or before the Closing Date.

4.5

Condition of Property.  The Facilities shall, on the Closing Date, be in substantially the same condition as they were on the Effective Date, normal wear and tear excepted; provided, however, if a casualty or condemnation occurs with respect to the Facilities, Article 10 shall govern the rights and obligations of the parties hereunder.

4.6

Title Policy.  The Title Company shall be committed, subject only to payment of its usual and customary premium at the Closing, to issue a title policy to Purchaser insuring that fee simple title to the Real Property on which the Facilities are located is vested in Purchaser.

4.7

OTAs.  The operators of the Facilities (excluding the Leased Facilities) and Purchaser (or its designee) shall have entered into the OTAs, the OTAs shall be in full force and effect, and the consummation of the transactions contemplated by the OTAs shall occur simultaneously with the Closing under this Agreement.

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ARTICLE 5
CONDITIONS TO SELLER’S OBLIGATION TO CLOSE

The obligation of Seller to convey the Properties to Purchaser is subject to the satisfaction of the following conditions precedent on and as of the Closing Date:

5.1

Purchase Price.  Purchaser shall have delivered the Purchase Price to Escrow Agent and shall have authorized and directed Escrow Agent to pay the same to Seller.

5.2

Closing Documents.  Purchaser shall have delivered to Escrow Agent duly executed and acknowledged counterparts of the documents described in Section 4.1, where applicable, and shall have authorized and directed Escrow Agent to release the same to Purchaser.

5.3

Representations and Warranties.  All representations and warranties of Purchaser herein shall be true, correct and complete in all material respects on and as of the Closing Date, and Purchaser shall certify in writing at the Closing that each of the representations and warranties made by Purchaser herein are true, correct and complete in all material respects on and as of the Closing Date.

5.4

Purchaser’s Covenants.  Purchaser shall have performed in all material respects all covenants and obligations required to be performed by Purchaser on or before the Closing Date.

5.5

OTAs.  The operators of the Facilities (excluding the Leased Faculties) and Purchaser (or its designee) shall have entered into the OTAs, the OTAs shall be in full force and effect, and the consummation of the transactions contemplated by the OTAs shall occur simultaneously with the Closing under this Agreement.

ARTICLE 6
REPRESENTATIONS AND WARRANTIES OF SELLER

6.1

Seller’s Representations.  To induce Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser as follows:

(a)

Status and Authority.  Seller is duly formed, validly existing and in good standing under the laws of its state of formation, and has all requisite power and authority under the laws of such state and its charter documents to enter into and perform its obligations under this Agreement and the OTAs and to consummate the transactions contemplated hereby and thereby.

(b)

Action.  Seller has taken (or will have taken prior to Closing) all necessary action to authorize the execution, delivery and performance of this Agreement and the OTAs, and upon the execution and delivery of this Agreement, the OTAs and/or any document to be delivered by Seller hereunder or thereunder, this Agreement, the OTAs and such document shall constitute the valid and binding obligations and agreements of Seller, enforceable against Seller

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in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)

No Violations of Agreements.  Neither the execution, delivery or performance of this Agreement or the OTAs by Seller, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Properties pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which such Seller is bound.

(d)

Litigation.  There are no pending investigations, actions or proceedings which questions the validity of this Agreement or the OTAs or any action taken or to be taken pursuant hereto or thereto.  Seller has not received any written notice regarding any pending or threatened litigation or administrative proceedings with respect to any Property which could reasonably be expected to materially adversely affect the Properties or the Facilities or Seller’s right to enter into this Agreement or the OTAs or to consummate the transactions contemplated by this Agreement or the OTAs.  Seller is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, agency, board, bureau or instrumentality issued or entered in a proceeding to which Seller or the Facilities is or was a party which is binding upon the Facilities, including, without limitation, any uncorrected license deficiencies, restrictions or limitations related to the operation of the Facilities.

(e)

Notices of Violation.  Except as otherwise disclosed to Purchaser in writing, as of the Effective Date, Seller has not received any written notice from any governmental authority claiming that any of the Properties is in material violation of any applicable law, code, rule, regulation, ordinance, license or permit (including, without limitation, any Environmental Law).

(f)

Residents.  Attached hereto as Schedule 6.1 (f) is an accurate and complete list showing the names of all residents at the Facilities as of the Effective Date.

(g)

Covered Entity.  Seller is a “covered entity” for HIPAA purposes.

(h)

Hazardous Substances.  To Seller’s knowledge, Seller has not unlawfully used, generated, transported, treated, constructed, deposited, stored, disposed, placed or located at, on, under or from the Property any flammable explosives, radioactive materials, hazardous or toxic substances, materials or wastes, pollutants or contaminants defined, listed or regulated by any applicable local, state or federal environmental laws in material violation of any such environmental laws where such violation could reasonably be expected to have an material adverse effect on the Facilities.

6.2

Knowledge Defined.  All references in this Agreement to “Seller’s knowledge” or words of similar import shall refer to the actual, conscious knowledge of W. W. Kidd, CEO, without any duty of investigation or inquiry.

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6.3

Survival.  The representations and warranties made in this Agreement by Seller shall be continuing and shall be deemed remade as of the Closing Date, with the same force and effect as if made on, and as of, such date, subject to Seller’s right to update such representations and warranties by written notice to Purchaser prior to the Closing Date.  All representations and warranties made in this Agreement by Seller shall survive the Closing for a period of one (1) year.  Purchaser must notify Seller of any alleged breach of any representation on or before the day preceding the first anniversary of the Closing Date, and no action or proceeding may be commenced against Seller for any breach of any representation or warranty after the day preceding the first anniversary of the Closing Date.

6.4

AS-IS.

  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, AND PURCHASER HAS NOT RELIED UPON, ANY INFORMATION, PROMISE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, REGARDING THE PROPERTIES OR THE FACILITIES, WHETHER MADE BY SELLER, INCLUDING, WITHOUT LIMITATION, ANY INFORMATION, PROMISE, REPRESENTATION OR WARRANTY REGARDING THE PHYSICAL CONDITION OR VALUE OF THE PROPERTIES OR THE FACILITIES, THE FINANCIAL CONDITION OF THE RESIDENTS UNDER THE RESIDENT AGREEMENTS, TITLE TO OR THE BOUNDARIES OF ANY OF THE PROPERTIES OR THE FACILITIES, PEST CONTROL MATTERS, SOIL CONDITIONS, THE PRESENCE, EXISTENCE OR ABSENCE OF HAZARDOUS SUBSTANCES, TOXIC SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS, COMPLIANCE WITH BUILDING, HEALTH, SAFETY, LAND USE AND ZONING LAWS, REGULATIONS AND ORDERS, STRUCTURAL AND OTHER ENGINEERING CHARACTERISTICS, TRAFFIC PATTERNS, MARKET DATA, ECONOMIC CONDITIONS OR PROJECTIONS, AND ANY OTHER INFORMATION PERTAINING TO ANY OF THE PROPERTIES, THE FACILITIES OR THE MARKET AND PHYSICAL ENVIRONMENTS IN WHICH THEY MAY BE LOCATED AND SELLER EXPRESSLY DISCLAIMS ALL WARRANTIES RELEVANT TO THE PROPERTIES OR THE FACILITIES, EITHER EXPRESS OR IMPLIED, INCLUDING MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND SUITABILITY FOR ITS INTENDED USE.  PURCHASER ACKNOWLEDGES THAT (A) PURCHASER IS A SOPHISTICATED OWNER AND OPERATOR OF PROPERTIES AND FACILITIES SIMILAR TO THE PROPERTIES AND FACILITIES, (B) PURCHASER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OR THAT OF THIRD PARTIES WITH RESPECT TO THE PHYSICAL, ENVIRONMENTAL, ECONOMIC AND LEGAL CONDITION OF THE PROPERTIES AND THE FACILITIES AND (C) PURCHASER IS NOT RELYING UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES OF ANY KIND, AND IS ACQUIRING THE PROPERTIES AND FACILITIES IN “AS IS, WHERE IS” CONDITION, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

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ARTICLE 7
REPRESENTATIONS AND WARRANTIES OF PURCHASER

7.1

Representations of Purchaser.  To induce Seller to enter in this Agreement, Purchaser represents and warrants to Seller as follows:

(a)

Status and Authority of Purchaser.  Purchasers are limited liability companies duly formed, validly existing and in good standing under the laws of their  state of formation, and have all requisite power and authority under the laws of such state and their charter documents to enter into and perform their obligations under this Agreement and the OTAs and to consummate the transactions contemplated hereby and thereby.

(b)

Action of Purchaser, Etc.  Purchaser has taken (or will have taken prior to Closing) all necessary action to authorize the execution, delivery and performance of this Agreement and the OTAs, and upon the execution and delivery of this Agreement, the OTAs and/or any document to be delivered by Purchaser hereunder or thereunder, this Agreement, the OTAs and such documents shall constitute the valid and binding obligations and agreements of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors.

(c)

No Violations of Agreements.  Neither the execution, delivery or performance of this Agreement or the OTAs by Purchaser, nor compliance with the terms and provisions hereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon the Property or assets of Purchaser pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Purchaser is bound.

(d)

Litigation.  No investigation, action or proceeding is pending and, to Purchaser’s knowledge, no action or proceeding is threatened and no investigation looking toward such an action or proceeding has begun, which questions the validity of this Agreement or the OTAs or any action taken or to be taken pursuant hereto or thereto.

(e)

Covered Entity.  Purchaser is a “covered entity” for HIPAA purposes.

7.2

Survival.  The representations and warranties made in this Agreement by Purchaser shall be continuing and shall be deemed remade as of the Closing Date, with the same force and effect as if made on, and as of, such date.  All representations and warranties made in this Agreement by Purchaser shall survive the Closing for a period of one (1) year.  Seller must notify Purchaser of any alleged breach of any representation on or before the day preceding the first anniversary of the Closing Date, and no action or proceeding may be commenced against Purchaser for any breach of any representation or warranty after the day preceding the first anniversary of the Closing Date.

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ARTICLE 8
COVENANTS

8.1

Seller’s Covenants.  Seller hereby covenants with Purchaser between the Effective Date and the Closing Date as follows:

(a)

Material Agreements.  Not to enter into, modify, amend or terminate any material agreement with respect to Facilities, which would encumber or be binding upon the Facilities from and after the Closing Date, without in each instance obtaining the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed prior to the expiration of the Inspection Period but which may be withheld in Purchaser’s sole and absolute discretion thereafter.

(b)

Operation of Property.  To continue to own and cause the operators to operate the Facilities in a good and businesslike fashion consistent with past practices; provided, however, notwithstanding anything to the contrary contained in this Article 8 or elsewhere in this Agreement, it is expressly understood and agreed that no Seller shall have any obligation to make any capital expenditure with respect to the Facilities.

(c)

Contracts.  Prior to the end of the Inspection Period, Purchaser shall notify Seller in writing which (if any) Contracts Purchaser shall assume which shall be listed on Schedule 8.1 (c ).  If Purchaser fails to provide such notice, Purchaser shall not assume any Contracts.

8.2

Licensing.  Purchaser hereby covenants with Seller between the Effective Date and the Closing Date to use commercially reasonable efforts to obtain all material licenses, certificates, permits and approvals from all Federal, state and local regulatory agencies required to acquire, own, lease, manage and operate the Facilities in the manner currently operated.  Seller hereby covenants to reasonably cooperate with Purchaser, at no out-of-pocket cost or expense to Seller, in obtaining all such licenses, certificates, permits and approvals.

ARTICLE 9
APPORTIONMENTS

9.1

Real Property Apportionments.

(a)

Prorations.  The following items for the Facilities shall be apportioned at the Closing as of 11:59 p.m. on the day immediately preceding the Closing Date:

(i)

fixed charges or other amounts paid or payable by or on behalf of residents under the Resident Agreements;

(ii)

real estate taxes and assessments other than special assessments, based on the rates and assessed valuation applicable in the fiscal year for which assessed;

(iii)

municipal assessments and governmental license and permit fees;

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(iv)

amounts payable under financing or equipment leases affecting personal property or other Assumed Contracts; and

(v)

all other items of income and expense normally apportioned in sales of properties of the nature and type of the Facilities.

If any of the foregoing cannot be apportioned at the Closing because of the unavailability of the amounts which are to be apportioned, such items shall be apportioned on the basis of a good faith estimate by the parties and reconciled as soon as practicable after the Closing Date but, in any event, no later than forty-five (45) days after the Closing Date.

(b)

Utilities.  Seller shall obtain readings of any water, gas, electric or other utility meters located at the Facilities as of the Closing Date, so that all such utilities are transferred to Purchaser’s own accounts as of the Closing Date, and either Seller or Purchaser, as applicable, shall pay all such invoices related to such party’s period of ownership directly to the applicable utility provider.

(c)

 Tax Refunds.  If any refunds of real property taxes or assessments, water rates and charges or sewer taxes and rents shall be made after the Closing Date, the same shall be held in trust by Seller or Purchaser, as the case may be, and shall first be applied to the unreimbursed costs incurred in obtaining the same and the balance, if any, shall be paid to Seller (for the period prior to the Closing Date) and to Purchaser (for the period commencing with the Closing Date).

(d)

Insurance Policies.  No insurance policies of Seller are to be transferred to Purchaser, and no apportionment of the premiums therefor shall be made.

(e)

Net Adjustments.  If a net amount is owed by Seller to Purchaser pursuant to this Section 9.1, such amount shall be credited against the Purchase Price.  If a net amount is owed by Purchaser to Seller pursuant to this Section 9.1, such amount shall be added to the Purchase Price.

9.2

Closing Costs.

(a)

Purchaser’s Closing Costs.  Purchaser shall pay the following costs in connection with the consummation of the Closing: (i) the premium charges for Purchaser’s title policies and all of the charges for any endorsements thereto  (ii) all other charges incurred by Purchaser in connection with this Agreement (including, without limitation, the fees and expenses of Purchaser’s attorneys and other consultants) and (iii) all other costs of closing except those paid by Seller below.

(b)

Seller’s Closing Costs.  Seller shall pay the following costs in connection with the consummation of the Closing: (i) all of the charges and transfer taxes for recording the deeds; (ii) all commissions owed to any broker in accordance with the terms of a separate agreement between Seller and such broker; and (iii) all other charges incurred by the Seller in connection with this Agreement (including, without limitation, the fees and expenses for the Seller’s attorneys and other consultants).

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9.3

Survival.  Notwithstanding any term herein to the contrary, the covenants contained in this Article 9 shall survive closing for a period of one year following the Closing Date or such shorter period as may be specified herein and each party’s obligation to pay any applicable closing costs in accordance with Section 9.2 shall survive any earlier termination of this Agreement.

ARTICLE 10
DAMAGE TO OR CONDEMNATION OF PROPERTY

10.1

Casualty.  If, prior to the Closing, all or any material part of the Facilities are destroyed or materially damaged by fire or other casualty, Seller shall promptly notify Purchaser of such fact.  In such event, Purchaser shall have the right to terminate this Agreement (in whole but not in part) by giving notice thereof to Seller not later than ten (10) days after receiving Seller’s notice (and, if necessary, the Closing Date shall be extended until the second Business Day after the expiration of such ten-day period).  If Purchaser elects to terminate this Agreement as aforesaid, the Deposit shall be refunded to Purchaser, whereupon, this Agreement shall terminate and be of no further force and effect and no party shall have any rights or obligations hereunder except for the Surviving Obligations.  If less than a material part of the Facilities shall be affected or if Purchaser shall not elect to terminate this Agreement as aforesaid, there shall be no abatement of the Purchase Price and Seller shall assign to Purchaser at the Closing all of Seller’s right, title and interest in and to the proceeds, if any, under Seller’s insurance policies covering such Property with respect to such damage or destruction and there shall be credited against the Purchase Price the amount of any applicable deductible.

10.2

Condemnation.  If, prior to the Closing, all or any material part of the Facilities is taken by eminent domain (or becomes the subject of a pending taking which has not yet been consummated), Seller shall notify Purchaser of such fact promptly after obtaining knowledge thereof and Purchaser shall have the right to terminate this Agreement (in whole but not in part) by giving notice thereof to Seller not later than ten (10) days after the giving of Seller’s notice (and, if necessary, the Closing Date shall be extended until the second day after the expiration of such ten-day period).  If Purchaser elects to terminate this Agreement as aforesaid, the Deposit shall be paid to Purchaser, whereupon, this Agreement shall terminate and be of no further force and effect and no party shall have any rights or obligations hereunder except for the Surviving Obligations.  If less than a material part of the Facilities shall be affected or if Purchaser shall not elect to terminate this Agreement as aforesaid, the sale of the Facilities shall be consummated as herein provided without any adjustment to the Purchase Price (except to the extent of any condemnation award received by Seller prior to the Closing) and Seller shall assign to Purchaser at the Closing all of Seller’s right, title and interest in and to all awards, if any, for the taking, and Purchaser shall be entitled to receive and keep all awards for the taking of the Facilities or portion thereof.

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ARTICLE 11
INDEMNIFICATION AND DEFAULT

11.1

Seller’s Indemnification.  Seller will defend, indemnify and hold Purchaser harmless against and in respect of any and all liability, damage, loss, cost, and expenses arising out of or otherwise in respect of: (a) any misrepresentation, breach of warranty, or non-fulfillment of any agreement or covenant made by Seller in this Agreement; (b) the ownership and/or operation of the Facilities prior to the Closing Date; (c) any and all actions, suits, proceedings, audits, judgments, costs, and legal and other expenses incident to any of the foregoing or to the enforcement of this Section 11.1.

11.2

Purchaser’s Indemnification.  Purchaser will defend, indemnify and hold Seller harmless against and in respect of any and all liability, damage, loss, cost, and expenses arising out of or otherwise in respect of:  (a) any misrepresentation or breach of warranty contained in this Agreement; (b) the ownership and/or operation of the Facilities on and after the Closing Date; (c) any and all actions, suits, proceedings, audits, judgments, costs, and legal and other expenses incident to any of the foregoing or to the enforcement of this Section 11.2.

11.3

Default by Seller.  If, on or prior to the Closing, Seller shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if Seller shall fail to perform any of the material covenants and agreements contained herein to be performed by Seller, Purchaser may, as its sole and exclusive remedy at law or in equity, elect to either (a) terminate this Agreement and receive a refund of the Deposit (following which no party shall have any rights or obligations hereunder except for the Surviving Obligations) or (b) pursue a suit for specific performance.

11.4

Default by Purchaser.  If, on or prior to Closing, Purchaser shall have made any representation or warranty herein which shall be untrue or misleading in any material respect, or if Purchaser shall fail to perform any of the covenants and agreements contained herein to be performed by it, Seller, as its sole and exclusive remedy at law or in equity, may terminate this Agreement and retain the Deposit, as liquidated damages and not as a penalty.  The parties agree that in the event of such a default, it would be extremely difficult or impossible to determine Seller’s actual damages and that the liquidated damages amount is a reasonable estimate thereof.  Following any such termination, no party shall have any rights or obligations hereunder except for the Surviving Obligations.

ARTICLE 12
MISCELLANEOUS

12.1

Brokers.  Except as disclosed on Schedule 12.1 hereto neither party has dealt with any broker, finder or like agent in connection with this Agreement or the transactions contemplated hereby.  Each party shall indemnify, defend and hold harmless the other parties from and against any loss, liability or expense, including, without limitation, reasonable attorneys’ fees, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement or the transactions contemplated hereby made by any other

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broker, finder or like agent, if such claim or claims are based in whole or in part on dealings with the indemnifying party.

12.2

Notices.

(a)

Form of Notices.  Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement may be given by the attorneys of the parties and shall be deemed adequately given if in writing.  All such notices shall be delivered either in hand, by facsimile with written confirmation of transmission, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

(b)

Timing of Notices.  All notices shall be deemed to have been given for all purposes of this Agreement upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.  For purposes of any notice given by facsimile, the date of receipt shall be the date of transmission (as confirmed by electronic confirmation of transmission generated by the sender’s machine).

(c)

Notice Addresses.  All such notices shall be addressed:

if to Seller, to:

W. W. Kidd

2327 Lake Park Drive

Albany, Georgia 31707

(229) 883-8030 Fax

With a copy to:

Hubert C. Lovein, Jr.

Jones, Cork & Miller, LLP

435 Second Street, Suite 500

Macon, Georgia 31208

(478) 743-9609 Fax

If to Purchaser, to:

Christopher F. Brogdon

Two Buckhead Plaza

3050 Peachtree Road NW, Suite 355

Atlanta, Georgia 30305

Facsimile: 404.842.1899

with a copy to:

Gregory P. Youra, Esq.

Holt Ney Zatcoff & Wasserman, LLP

  100 Galleria Parkway, Suite 1800

Atlanta, Georgia 30339

Facsimile: 770.956.1490

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if to Escrow Closing Agent, to:

Gregory D. Hughes, Esq.

Hughes and White

Shadowood Office Park

2110 Powers Ferry Road, Suite 440

Atlanta, Georgia  30339

Facsimile: 770.955.0049

(d)

Change of Notice Addresses.  By notice given as herein provided, the parties hereto shall have the right from time to time and at any time to change their respective addresses to any other address within the United States of America effective upon receipt by the other parties of such notice.

12.3

Waivers.  Any waiver of any term or condition of this Agreement, or of the breach of any covenant, representation or warranty contained herein, in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party’s right at a later time to enforce or require performance of such provision or any other provision hereof.

12.4

Amendments.  This Agreement may not be amended, nor shall any waiver, change, modification, consent or discharge be effected, except by an instrument in writing executed by or on behalf of the party against whom enforcement of any amendment, waiver, change, modification, consent or discharge is sought.

12.5

Assignment; Successors and Assigns.  This Agreement and all rights and obligations hereunder shall not be assignable by Purchaser without the prior written consent of Seller, except that Purchaser may assign this Agreement to one or more entities owned and/or controlled, directly or indirectly, by Christopher F. Brogdon upon not less that three (3) Business Days’ prior notice to Seller.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.  This Agreement is not intended and shall not be construed to create any rights in or to be enforceable in any part by any other persons or entities.

12.6

Severability.  If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or

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unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

12.7

Counterparts, Etc.  This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Any such counterparts or signatures may be delivered by facsimile or e-mail (in .pdf format), and any counterparts or signatures so delivered shall be deemed an original counterpart or signature for all purposes related to this Agreement.

12.8

Integration.  This Agreement, the OTAs and the documents referenced herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

12.9

Attorneys’ Fees.  Notwithstanding anything contained herein to the contrary, if any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party’s costs and expenses, including reasonable attorneys’ fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

12.10

Section and Other Headings.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.11

No Presumption Against Drafter.  This Agreement has been extensively negotiated between Seller and Purchaser and none of the provisions set forth herein shall be construed narrowly against either party on the account of the fact that such party (or its attorney) drafted such provision.

12.12

Time of Essence.  Time shall be of the essence with respect to the performance of each and every covenant and obligation, and the giving of all notices, under this Agreement.

12.13

Performance on Business Days.  In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

12.14

Governing Law.  This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Georgia.

12.15

Survival.  The provisions of this Article 12 shall survive the Closing hereunder.

[Signatures on Following Pages]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

SELLER:

PROVIDENCE HEALTH CARE, INC.,

a Georgia corporation

By:__/s/ W. W. Kidd______________

Name:

W.W. Kidd

Title:

CEO

MID-STATE MEDICAL ENTERPRISES, INC.,

a Georgia corporation

By:__/s/ W. W. Kidd______________

Name:

W. W. Kidd

Title:

CEO

PURCHASER:

WASH/GREENE, LLC,
a Georgia limited liability company

By: _/s/ Christopher F. Brogdon

       Christopher F. Brogdon, Manager

ATL/WARR, LLC,

a Georgia limited liability company

By: _/s/ Christopher F. Brogdon

       Christopher F. Brogdon, Manager

 HNZW/309572_13.doc/2887-150                                                       21

PROVIDENCE HR, LLC,
a Georgia limited liability company

By: _/s/ Christopher F. Brogdon

       Christopher F. Brogdon, Manager

CLEARVIEW 310 PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By: _/s/ Christopher F. Brogdon

       Christopher F. Brogdon, Manager

BRYANT 134 PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By: _/s/ Christopher F. Brogdon

       Christopher F. Brogdon, Manager

PINEHILL 712 PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By: _/s/ Christopher F. Brogdon

       Christopher F. Brogdon, Manager

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EXHIBIT “A”

Brogdon ‐ Saliba Purchase Price Summary

Facility	Cash to be Paid at Closing	C Bonds to be Issued at Closing[1]	Total Purchase Price	# of Beds	Price Per Bed
Greene Point	$ 2,585,000	$ ‐	$ 2,585,000	71	$ 36,408
Warrenton	$ 3,400,000	$ ‐	$ 3,400,000	110	$ 30,909
Providence Sparta	$ 2,585,000	$ ‐	$ 2,585,000	71	$ 36,408
Subtotal	$ 8,570,000	$ ‐	$ 8,570,000	252	$ 34,008
Providence Thomaston	$ 6,850,000	$ 150,000	$ 7,000,000	110	$ 63,636
Bryant	$ 4,300,000	$ 150,000	$ 4,450,000	75	$ 59,333
Pinehill	$ 4,830,000	$ 150,000	$ 4,980,000	102	$ 48,824
Subtotal	$ 15,980,000	$ 450,000	$ 16,430,000	287	$ 57,247
Total	$ 24,550,000	$ 450,000	$ 25,000,000	539	$ 46,382

1 The C Bonds shall (i) be interest only at 6 ½ % (tax –exempt); (ii) mature five (5) years from the date of the applicable closing and (iii) be secured by a subordinate deed to secure debt on the applicable facility.

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EXHIBIT “A”

THE FACILITIES, PURCHASE PRICE ALLOCATION AND OWNERSHIP

Name and Address of Facility	No. of Licensed Beds	Allocation of Purchase Price	Facility Owned By
Greene Point Health & Rehab 1321 Washington Highway Union Point, Georgia 30669	71	$2,585,000.00	Providence Health Care, Inc.
Warrenton Health & Rehab 813 Atlanta Highway Warrenton, Georgia 30828	110	$3,400,000.00	Providence Health Care, Inc.
Providence of Sparta Health & Rehab 60 Providence Street Sparta, Georgia 31087	71	$2,585,000.00	Providence Health Care, Inc.
Providence of Thomaston Health & Rehab 1011 South Green Street Thomaston, Georgia 30286	110	$7,000,000.00	Providence Health Care, Inc.

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Bryant Health & Rehab 601 6th Street Cochran, Georgia 31015	75	$4,450,000.00	Providence Health Care, Inc.
Pinehill Nursing Center 712 Patterson Street Byronville, Georgia 31007	102	$4,980,000.00	Mid-State Medical, Inc.

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EXHIBIT “B”

LEASED FACILITIES

Name and Address of Facility	Landlord	Tenant	Date of Lease
Greene Point Health & Rehab 1321 Washington Highway Union Point, Georgia 30669	Providence	“Ethica”
Warrenton Health & Rehab 813 Atlanta Highway Warrenton, Georgia 30828	Providence	“Ethica”
Providence of Sparta Health & Rehab 60 Providence Street Sparta, Georgia 31087	Providence	“Ethica”

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EXHIBIT “B-1”

LEASES TO BE TERMINATED

Name and Address of Facility	Landlord	Tenant
Providence of Thomaston Health & Rehab 1011 South Green Street Thomaston, Georgia 30286	Providence	Providence of Thomaston Health & Rehabilitation, Inc.
Bryant Health & Rehab 601 6th Street Cochran, Georgia 31015	Providence	Bryant Health & Rehabilitation, Inc.
Pinehill Nursing Center 712 Patterson Street Byronville, Georgia 31007	Mid-State	Pinhill Nursing Center, Inc.

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EXHIBIT “B-2”

LEASE TERMINATION AGREEMENT

This Lease Termination Agreement (the “Agreement”) is made and entered into effective as of ______________ __, 2013 (the “Effective Date”), by and between _______________  (“Landlord”) and _______________ (“Tenant”).

WITNESSETH:

           WHEREAS, on or about _____________ __, 2003, Landlord and Tenant entered into that certain Lease (the “Lease”) with respect to that certain parcel of real property located at ______________________________________(the “Property”); and

WHEREAS, Landlord and Tenant wish to terminate the Lease in accordance with the terms of this Agreement.

NOW, THEREFORE, in consideration of the covenants, promises, undertakings, and releases herein, the receipt, adequacy, and sufficiency of such consideration being expressly acknowledged, Landlord and Tenant hereby agree as follows:

1.

The foregoing recital of facts is hereby made a part of this Agreement to the same extent as if fully set forth herein.  All capitalized terms not otherwise defined shall have the meanings ascribed to them above.

2.

The Lease shall terminate, without further action or notice, on the day prior to the Effective Date at 11:59 p.m.  Each party’s duties and obligations to the other under the Lease shall terminate on the Effective Date.

3.

This Agreement shall be governed by and interpreted under the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and sealed as of the date stated on the first page of this Agreement.

LANDLORD:

TENANT:

_________________________________

_________________________________

a __________  __________

a __________ __________

By: ______________________________

By: _____________________________

Name:____________________________

Name:___________________________

Title:_____________________________

Title:____________________________

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                                                                    EXHIBIT “C”

LEGAL DESCRIPTIONS

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EXHIBIT “D”

VEHICLES

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EXHIBIT “E”

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (hereinafter referred to as “Escrow Agreement”) is made and entered into as of April __, 2013, by and by and between by and between PROVIDENCE HEALTH CARE, INC. (for those Facilities which it owns) and MID-STATE MEDICAL ENTERPRISES, INC. (for the Facility which it owns) (see Exhibit “A”), Georgia corporations collectively, “Seller”) and the entities identified on the signature page hereto, each a Georgia limited liability company (collectively, “Purchaser”) and GREGORY D. HUGHES, ESQUIRE (hereinafter referred to as “Escrow Agent”).

WHEREAS, Seller and Purchaser have entered into a Purchase and Sale Agreement (“Purchase and Sale Agreement”) dated as of April __, 2013 for certain facilities described therein (hereinafter referred to as the “Property”); and

WHEREAS, Purchaser and Seller desire to have Escrow Agent hold certain earnest money funds in escrow as required under the Purchase and Sale Agreement pursuant to the terms hereof;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto covenant and agree as follows:

Seller and Purchaser hereby appoint Gregory D. Hughes, Esquire as Escrow Agent hereunder.

Purchaser has deposited and delivered to Escrow Agent a wire transfer in the amount of Three Hundred Sixty Thousand and NO/100 Dollars ($360,000.00) (the “Earnest Money”) to be deposited representing the Earnest Money due under the Purchase and Sale Agreement.  Additional monies may be deposited with Escrow Agent as may be provided in the Purchase and Sale Agreement, all of which are to be held and disbursed as provided herein.

Escrow Agent agrees to deposit the funds in a non-interest bearing attorney’s escrow account and to hold and disburse the funds as herein provided.  Notwithstanding anything to the contrary contained in the Purchase and Sale Agreement, the undersigned hereby agree that the disposition of the Earnest Money shall be solely governed by this Escrow Agreement.

If Purchaser terminates the Purchase and Sale Agreement at any time prior to the end of the Inspection Period (as defined in Section 3.2 of the Purchase and Sale Agreement) by providing written notice thereof to Seller (with a copy to Escrow Agent), Escrow Agent shall deliver the Earnest Money to Purchaser. If Purchaser does not terminate the Purchase and Sale Agreement prior to the end of the Inspection Period, upon written notification from Purchaser and Seller that the contemplated sale is to be consummated, or in the alternative, that the contemplated sale shall not take place, Escrow Agent shall deliver the Earnest Money as jointly instructed by the parties, assuming said written instructions are mutually compatible.  In the event of a dispute between any of the parties hereto sufficient in the sole discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hands held under the terms of this Escrow Agreement, together with such legal pleadings as it deems appropriate, and

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thereupon be discharged.  Escrow Agent shall be fully indemnified by the parties hereto for all his expenses, costs, and attorney's fees incurred in connection with any interpleader action which Escrow Agent may file, in his sole discretion, to resolve any dispute as to the Deposit; or which may be filed against the Escrow Agent.  Escrow Agent's estimate of  such costs, expenses or attorney's fees, may be deducted from the Deposit, and the parties hereby authorize and direct Escrow Agent to sever said estimate from the Deposit and acknowledge and agree that the interpleaded amount shall be the Deposit minus the estimate.  The undersigned parties hereby agree that upon a final judgment of any action with regard to a dispute as to the Deposit, Escrow Agent shall be reimbursed from the corpus of the amount interpleaded for any costs, expenses or attorney's fees in excess of the severed and retained estimate, and will remit to the parties to the action any excess amount remaining after payment of all Escrow Agent's costs, expenses and attorney's fees, in accordance with any directive contained within the final judgment.

The parties hereto covenant and agree that in performing any of its duties under this Escrow Agreement, Escrow Agent shall not be liable for any loss, costs or damage which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, costs or damage arising out of its willful default or gross negligence.

Accordingly, Escrow Agent shall not incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to its duties and responsibilities or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice of instruction provided in this Escrow Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Escrow Agreement.  Escrow Agent shall not incur any liability for any loss or fund due to bank or other depository failure, suspension or cessation of business or any action or inaction on the part of the bank or other depository.  Escrow Agent is specifically authorized to refuse to act except upon the written instructions of Purchaser and Seller.

Purchaser and Seller hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable cost of investigation and attorneys’ fees and disbursements which may be imposed upon or incurred by Escrow Agent in connection with its serving as Escrow Agent hereunder.

If Purchaser should subsequently deliver any additional Earnest Money to Escrow Agent in connection with the sale contemplated by this Escrow Agreement, Escrow Agent shall hold such additional Earnest Money under the terms of this Escrow Agreement, unless instructed otherwise in writing by the parties.

 [Signatures are set forth on the immediately following page.]

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IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed as of the day and year first above written.

SELLER:

PROVIDENCE HEALTH CARE, INC.,

a Georgia corporation

By:___________________________

Name:

W.W. Kidd

Title:

CEO

MID-STATE MEDICAL ENTERPRISES, INC.,

a Georgia corporation

By:___________________________

Name:

W. W. Kidd

Title:

CEO

PURCHASER:

WASH/GREENE, LLC,
a Georgia limited liability company

By: _____________________________

       Christopher F. Brogdon, Manager

ATL/WARR, LLC,

a Georgia limited liability company

By: _____________________________

       Christopher F. Brogdon, Manager

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PROVIDENCE HR, LLC,
a Georgia limited liability company

By: _____________________________

       Christopher F. Brogdon, Manager

CLEARVIEW 310 PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By: _____________________________

       Christopher F. Brogdon, Manager

BRYANT 134 PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By: _____________________________

       Christopher F. Brogdon, Manager

PINEHILL 712 PROPERTY HOLDINGS, LLC,
a Georgia limited liability company

By: _____________________________

       Christopher F. Brogdon, Manager

ESCROW AGENT:

                                                             __________________________________

                                                            Gregory D. Hughes, Esquire

                                                            Date: _____________________________

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SCHEDULE 6.1 (f)

RESIDENTS

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SCHEDULE 8.1 (c )

ASSUMED CONTRACTS

1.

_____________________________________

2.

_____________________________________

3.

_____________________________________

4.

_____________________________________

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SCHEDULE 12.1

BROKERS

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